    As filed with the Securities and Exchange Commission on December 6, 2000
                                                      Registration No. 333____



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                             IMAGEWARE SYSTEMS, INC.
             (Exact name of Registrant as specified in its Charter)

       California                                     33-0224167
(State of Incorporation)                (I.R.S. Employer Identification Number)

                              10883 Thornmint Road
                               San Diego, CA 92127
   (Address, including zip code, of Registrant's principal executive offices)


                         1994 Employee Stock Option Plan
                      1994 Non-Qualified Stock Option Plan
                             1999 Stock Option Plan
                            (Full title of the plan)

                              S. James Miller, Jr.
                             ImageWare Systems, Inc.
                              10883 Thornmint Road
                           San Diego, California 92127
                                 (858) 673-8600
            (Name, address and telephone number of agent for service)


                                   Copies to:
                            Dennis J. Doucette, Esq.
                       Luce Forward Hamilton & Scripps LLP
                          600 West Broadway, Suite 2600
                               San Diego, CA 92101
                                 (619) 236-1414

                         CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM
  TITLE OF SECURITES         AMOUNT TO BE      PROPOSED MAXIMUM    AGGREGATE OFFERING   AMOUNT OF REGISTRATION
   TO BE REGISTERED           REGISTERED           PER SHARE             PRICE                    FEE

Common Stock, $.001 par value:

Reserved or                    170,616(1)
outstanding under 1994
Employee Stock Option
Plan

Reserved or                     18,957(1)
outstanding under 1994
Non-Qualified Stock
Option Plan

Reserved or                    550,000
outstanding under 1999
Stock Option Plan

TOTALS                         739,573            $6.25(2)              $4,622,331           $1,220(3)



(1) Reflects a 5.275-to-1 reverse stock split effected on November 29, 1999.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of $6.25 per share (based on the average high and low price of Registrant's Common Stock as reported on the American Stock Exchange on November 29, 2000).

(3) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act").

                             IMAGEWARE SYSTEMS, INC.

                       REGISTRATION STATEMENT ON FORM S-8

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

         1. The Registrant's Registration Statement on Form SB-2 (File No. 333-93131), as amended, originally filed on December 20, 1999 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and declared effective on March 30, 2000.

         2. The Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000, filed pursuant to Section 13(a) of the Exchange Act.

         3. A Form 8-K filed by Registrant on September 7, 2000 pursuant to Section 13(a) of the Exchange Act.

         4. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 001-15757) filed March 21, 2000 pursuant to Section 12(g) of the Exchange Act.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTOR'S AND OFFICERS.

         The Registrant's Articles of Incorporation limit the liability of directors for monetary damages for breach of the director's duties to the corporation or its shareholders. Such limitation of liability does not eliminate or limit the liability of the director (i) for acts or omissions that involve intentional misconduct or knowing in culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders, or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders in circumstances under which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) under Section 310 of the California Corporations Code or (vii) under Section 316 of the California Corporations Code.

         The Registrant's Bylaws provide that the Registrant shall indemnify its directors, officers, and may indemnify its employees and agents (other than officers and directors), against certain liabilities. The Registrant is also empowered under its Bylaws to purchase insurance on behalf of any director, officer, employee or agent for any liability arising out of his or her actions in such capacity, whether the Bylaws would permit indemnification.

         In addition, the Registrant has entered into Indemnification Agreements with its directors and officers. Under such agreements, the Registrant will indemnify its directors and officer for actual amounts incurred in action, suit or proceeding brought against the director or officers in its capacity as a director or officer, if the officer or director acted in good faith and in a manner reasonably believed to be in the best interest of the Registrant. With respect to any criminal action or proceeding, the director or officer must have had no reasonable cause to believe the conduct was unlawful. It is the opinion of the staff of the Securities and Exchange Commission (the "Commission") that indemnification provisions such as those contained in these agreements have no effect on a director's or officer's liability under the federal securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NUMBER           DESCRIPTION OF DOCUMENT
--------------           -----------------------

     4.1                 1994 Employee Stock Option Plan.(1)

     4.2                 1994 Non-Qualified Stock Option Plan. (1)

     4.3                 1999 Stock Option Plan. (1)

     5.1 Opinion of Luce, Forward, Hamilton & Scripps LLP as to legality of securities being registered.

     23.1                Consent  of  PricewaterhouseCoopers   LLP,  independent
                         auditors.

     23.2                Consent of Counsel (contained in Exhibit 5.1 hereto).

     24.1                Powers of Attorney (see page 7).

(1) Previously filed in the Registrant's Registration Statement on Form SB-2 (File No. 333-93131) originally filed December 20, 1999 and declared effective on March 30, 2000.

ITEM 9.  UNDERTAKINGS

         (a)      The Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided,however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) to remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 27th day of November, 2000.


                                 IMAGEWARE SYSTEMS, INC.



                                 By: /s/ S. James Miller, Jr.
                                     -------------------------------------
                                     S. James Miller, Jr.
                                     President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. James Miller, Jr. as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may be lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                                     Signature                                   Title

November 27, 2000                      /s/ S. James Miller, Jr.
----------------------------------     --------------------------------------
              Dated                    S. James Miller, Jr.                        President, Chief Executive Officer

November 27, 2000                      /s/ Wayne Wetherell
----------------------------------     --------------------------------------
              Dated                    Wayne Wetherell                             Chief Financial Officer

November 27, 2000                      /s/ Patrick Downs
----------------------------------     --------------------------------------
              Dated                    Patrick Downs                               Director

November 27, 2000                      /s/ John L. Holleran
----------------------------------     --------------------------------------
              Dated                    John L. Holleran                            Director

November 27, 2000                      /s/ Yukuo Takenaka
----------------------------------     --------------------------------------
              Dated                    Yukuo Takenaka                              Director

November 27, 2000                      /s/ John Callan
----------------------------------     --------------------------------------
              Dated                    John Callan                                 Director


                                INDEX TO EXHIBITS

    EXHIBIT SEQUENTIALLY
    NUMBER NUMBERED PAGE                DESCRIPTION OF DOCUMENT
            4.1            1994 Employee Stock Option Plan.(1)

            4.2            1994 Non-Qualified Stock Option Plan.(1)

            4.3            1999 Stock Option Plan.(1)

            5.1 Opinion of Luce, Forward, Hamilton & Scripps LLP as to legality of securities being registered.

           23.1 Consent of PricewaterhouseCoopers, independent auditors.

           23.2            Consent of Counsel (contained in Exhibit 5.1 hereto).

           24.1            Powers of Attorney (see page 7).

(1) Previously filed in the Registrant's Registration Statement on Form SB-2 (File No. 333-93131) originally filed December 20, 2000, and declared effective on March 30, 2000.